                                                                    Exhibit 12.2



                       THE ROUSE COMPANY AND SUBSIDIARIES

                   Computation of Consolidated Coverage Ratio
                             (dollars in thousands)

                                                   Nine months ended
                                                      September 30,                Year ended December 31,
                                                   ------------------  ------------------------------------------------
                                                     1994      1993      1993      1992      1991      1990      1989
                                                   --------  --------  --------  --------  --------  --------  --------

Earnings before depreciation and deferred taxes
 from operations (EBDT)..........................  $ 67,115  $ 53,066  $ 78,281  $ 52,282  $ 46,820  $ 50,290  $ 57,084
Consolidated interest expense....................   158,753   157,983   210,806   206,809   198,295   170,522   152,457
Preferred stock dividends........................       ---        --        --        --        --     2,273     2,593
                                                   --------  --------  --------  --------  --------  --------  --------
                                                   $225,868  $211,049  $289,087  $259,091  $245,115  $223,085  $212,134
                                                   ========  ========  ========  ========  ========  ========  ========

Consolidated interest expense....................  $158,753  $157,983  $210,806  $206,809  $198,295  $170,522  $152,457
Preferred stock dividends........................        --        --        --        --        --     2,273     2,593
                                                   --------  --------  --------  --------  --------  --------  --------
                                                   $158,753  $157,983  $210,806  $206,809  $198,295  $172,795  $155,050
                                                   ========  ========  ========  ========  ========  ========  ========

Consolidated coverage ratio......................      1.42      1.34      1.37      1.25      1.24      1.29      1.37
                                                   ========  ========  ========  ========  ========  ========  ========